EXHIBIT 99.1


News Release          News Release          News Release           News Release

[LOGO] American Express

                                                 Contact:  Molly Faust
                                                           212/640-0624
                                                           molly.faust@aexp.com

FOR IMMEDIATE RELEASE

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              AMERICAN EXPRESS TO RAISE $1.8 BILLION FROM SALE OF
                          CONVERTIBLE DEBT SECURITIES

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         NEW YORK, November 17, 2003 - American Express Company (NYSE: AXP)
announced today that it intends to raise $1.8 billion through an offering of convertible debt securities due 2033. American Express may raise up to an additional $200 million upon exercise of an option granted to the initial purchasers in connection with the offering.

         The convertible debt securities will be issued in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. Neither the convertible debt securities nor the shares of common stock issuable upon conversion have been registered under the Securities Act of 1933 or any state securities laws, and until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

         American Express expects to use the proceeds of the offering for general corporate purposes.

         This announcement is neither an offer to sell nor the solicitation of an offer to buy the convertible debt securities or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

         American Express Company (www.americanexpress.com) is a diversified worldwide travel, financial and network services company founded in 1850. It is a world leader in charge and credit cards, Travelers Cheques, travel, financial planning, business services, insurance, on-line brokerage and international banking.

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         This release contains forward-looking statements about American
Express Company's intention to raise funds from the sale of convertible debt securities and its expectations about the use of those funds, which statements are indicated by the words "will," "plan," "expect" and similar expressions. Such forward-looking statements are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise such forward-looking statements.